UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 19, 2006

CHINA NORTH EAST PETROLEUM HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Nevada	0-49846	87-0638750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20337 Rimview Place Walnut, California	91789
(Address of Principal Executive Offices)	(Zip Code)

 (909) 468-1858
Registrant's Telephone Number, Including Area Code

(Former name of former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, the board of directors of China North East Petroleum Holdings, Ltd. (“the Company”), appointed Zhang Yang as the Chief Financial Officer and Principle Accounting Officer and Chao Jiang as the Corporate Secretary of the Company, effective February 1, 2006.

Mr. Zhang, age 23, has been employed by the Company since January 1, 2006. Prior, Mr. Zhang was employed by Gloria International Hotel Group, from October 2004 through October 2005, as controller of the Harbin Gloria Inn, where he gained experience devising fund plans, overseeing budget management, and realizing financial operation objectives. Mr. Zhang received a degree from London College of International Business Study and also a degree in accounting from London South Bank University. Mr. Zhang is a qualified accountant under the Association of Chartered Certified Accountants (ACCA).

Mr. Jiang, age 26, has been employed by the Company since January 1, 2006. Prior, Mr. Jiang was employed by Songzai International Holding Group, Inc., a Nevada corporation engaged in the coal mining business in the People’s Republic of China, where he served as assistant to the president from 2004 through 2005, and assisted executives with daily management operations. He received degrees from Heilongjiang University (Harbin, China) and University of Bradford (Bradford, UK), and a masters degree in International Business Management from University of Surrey (London, UK).

There are no transactions during the last two years, or proposed transactions, to which the Company was or is a party, in which Mr. Zhang or Mr. Jiang had or is to have a direct or indirect material interest in excess of $60,000.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

CHINA NORTH EAST PETROLEUM HOLDINGS,
LTD.

Dated: 2/3/06	By:	/s/ Yang Zhang
Yang Zhang
Chief Financial Officer